Exhibit 99.1
PCTEL Posts $20.3 Million in Second Quarter Revenue from Continuing Operations
23 Percent Increase Over Same Period Last Year
Continued Growth In Operating Profit
Bloomingdale, IL July 24, 2008 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and optimization solutions for the wireless industry, announced results for the second quarter ended June 30, 2008.
The Company completed the sale of its Mobility Solutions Group (MSG) on January 4, 2008. The Company’s financial statements reflect MSG as a discontinued operation.
Second Quarter Financial Highlights — Continuing Operations (excludes MSG)
•	$20.3 million in revenue from continuing operations for the quarter, an increase of 23 percent over the same period last year and an increase of 11% over the first quarter of this year.

•	Gross Profit from continuing operations of 48% versus 45% in the same period last year.

•	GAAP Operating Profit from continuing operations of 4% as compared to a loss of (21)% in the same period last year.

•	Non-GAAP Operating Profit from continuing operations of 14% versus 1% in the same period last year. The Company’s reporting of non-GAAP operating profit excludes expenses for restructuring, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	GAAP net income from continuing operations of $0.5 million for the quarter, or $0.03 per diluted share, compared to a net loss of $(3.2) million, or $(0.15) per share for the same period in 2007.

•	Non-GAAP net income from continuing operations of $3.0 million for the quarter, or $0.15 per diluted share compared to $0.8 million of net income, or $0.04 per diluted share for the same period in 2007. The Company’s reporting of non-GAAP income excludes expenses for restructuring, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	$85 million of cash and investments at June 30, 2008, of which $15 million is classified as long term. The Company completed its previously announced 3.0 million share buyback during the quarter with the repurchase of 1.88 million shares for $17.0 million at an average price of $9.04. The company also paid out $10.3 million in a one-time cash dividend to shareholders during the quarter.
“The global transition to spread spectrum wireless technologies is creating strong opportunities for our scanning receivers and for specific antenna product families,” said Marty Singer, PCTEL’s Chairman and CEO. “We continue to benefit as well from the focus that we achieved with the divestiture of the software business.”
Second Quarter Financial Highlights — Discontinued Operations (MSG)
•	GAAP net income from discontinued operations of $187,000 in the second quarter 2008 represents an adjustment to accrued income tax related to the gain on sale of the Mobility Solutions Group recorded in the first quarter 2008. The Company excludes discontinued operations from its non-GAAP earnings.
PCTEL’s management team will discuss the Company’s results during its scheduled earnings teleconference today at 5:15 PM EDT. Management will host the call from their corporate headquarters in Bloomingdale, Illinois.
CONFERENCE CALL / WEBCAST
The company will hold a conference call at 5:15 PM ET (4:15 PM CT) today, Thursday July 24, 2008 with Marty Singer, Chairman and Chief Executive Officer, and John Schoen, Chief Financial Officer. PCTEL will not be responding to inquiries regarding its financial results until the conference call. The session can be accessed by calling (800) 289-0726 (U.S. / Canada) or (913) 312-0391 (International).
To listen via the Internet, please visit http://investor.pctel.com/events.cfm
REPLAY: A replay will be available for two weeks after the call on PCTEL’s web site at www.pctel.com or by calling (888) 203-1112 (U.S. / Canada) or (719) 457-0820 (International) access code: 3004106.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and optimization solutions for the wireless industry. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. PCTEL’s MAXRAD® antenna solutions address public safety applications, unlicensed and licensed wireless broadband, fleet management, and network timing. Its portfolio includes a broad range of antennas for WiMAX, Land Mobile Radio, GPS, telemetry, RFID, WiFi, indoor cellular, and mesh networks. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web site at: www.pctel.com.

PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s progress in growing its wireless RF business and improving operational effectiveness, the sufficiency of working capital to grow its business and accelerate growth through acquisitions, and its revenue forecast for the third quarter and the year are forward looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller	Mary McGowan
CFO	Public Relations	Investor Relations
PCTEL, Inc.	PCTEL, Inc.	Summit IR Group
(630) 372-6800	(630)372-6800	(408) 404-5401
	jack.seller@pctel.com	mary@summitirgroup.com

PCTEL, Inc.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
CONTINUING OPERATIONS
REVENUES	$20,274	$16,500	$38,574	$33,117
COST OF REVENUES	10,566	9,158	20,099	18,346

GROSS PROFIT	9,708	7,342	18,475	14,771

OPERATING EXPENSES:
Research and development	2,609	2,646	4,795	5,225
Sales and marketing	2,874	2,670	5,637	5,408
General and administrative	2,981	3,128	5,753	6,570
Amortization of other intangible assets	552	476	992	1,172
Restructuring charges	(13)	2,074	364	2,074
Gain on sale of assets and related royalties	(200)	(250)	(400)	(500)

Total operating expenses	8,803	10,744	17,141	19,949

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	905	(3,402)	1,334	(5,178)
OTHER INCOME, NET	652	847	1,437	1,800

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	1,557	(2,555)	2,771	(3,378)
PROVISION FOR INCOME TAXES	1,027	676	1,764	578

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	530	(3,231)	1,007	(3,956)

DISCONTINUED OPERATIONS
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	187	24	36,878	(9)

NET INCOME (LOSS)	$717	($3,207)	$37,885	($3,965)

Basic Earnings per Share:
Income (Loss) from Continuing Operations	$0.03	($0.15)	$0.05	($0.19)
Income from Discontinued Operations	$0.01	$0.00	$1.87	$0.00
Net Income (Loss)	$0.04	($0.15)	$1.92	($0.19)

Diluted Earnings per Share:
Income (Loss) from Continuing Operations	$0.03	($0.15)	$0.05	($0.19)
Income from Discontinued Operations	$0.01	$0.00	$1.86	$0.00
Net Income (Loss)	$0.04	($0.15)	$1.91	($0.19)

Weighted average shares — Basic	19,089	21,092	19,762	21,078
Weighted average shares — Diluted	19,413	21,092	19,862	21,078
The accompanying notes are an integral part of these consolidated financial statements.

PCTEL Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2008	2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$58,157	$26,632
Short-term investment securities	11,609	38,943
Accounts receivable, net	13,516	16,082
Inventories, net	9,843	9,867
Deferred tax assets, net	1,591	1,591
Prepaid expenses and other assets	1,197	1,800

Total current assets	95,913	94,915
PROPERTY AND EQUIPMENT, net	12,256	12,136
LONG-TERM INVESTMENT SECURITIES	14,873	—
GOODWILL	17,336	16,770
OTHER INTANGIBLE ASSETS, net	6,634	4,366
DEFERRED TAX ASSETS, net	4,863	4,863
OTHER ASSETS	913	1,022
ASSETS OF DISCONTINUED OPERATIONS	—	1,807

TOTAL ASSETS	$152,788	$135,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,984	$956
Accrued liabilities	5,744	8,395
Short term debt	—	107
Income tax liabilities	12,177	8

Total current liabilities	19,905	9,466
LONG-TERM LIABILITIES	1,119	1,192
LIABILITIES OF DISCONTINUED OPERATIONS	—	654

Total liabilities	21,024	11,312

STOCKHOLDERS’ EQUITY:
Common stock	19	22
Additional paid-in capital	144,726	165,108
Accumulated deficit	(13,050)	(40,640)
Accumulated other comprehensive income	69	77

Total stockholders’ equity	131,764	124,567

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$152,788	$135,879

PCTEL, Inc.
Revenue & Gross Profit by Segment
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES:
Broadband Technology Group	$20,240	$16,176	$38,434	$32,518
Licensing	34	324	140	599

TOTAL REVENUES	20,274	16,500	38,574	33,117

GROSS PROFIT:
Broadband Technology Group	9,676	7,022	18,339	14,179
Licensing	32	320	136	592

TOTAL GROSS PROFIT	9,708	7,342	18,475	14,771

GROSS PROFIT %:
Broadband Technology Group	47.8%	43.4%	47.7%	43.6%
Licensing	94.1%	98.8%	97.1%	98.8%

TOTAL GROSS PROFIT %	47.9%	44.5%	47.9%	44.6%

Reconciliation Of Non GAAP To GAAP Results Of Operations (a)
(unaudited, in thousands except per share information)
Reconciliation of GAAP operating income from continuing operations to non-GAAP operating income from continuing operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Operating Income (Loss) from Continuing Operations	$905	($3,402)	$1,334	($5,178)

(a) Add:
Amortization of other intangible assets	552	476	992	1,172
Restructuring charges	(13)	2,074	364	2,074
Stock Compensation:
-Cost of Goods Sold	124	88	216	187
-Engineering	148	84	302	224
-Sales & Marketing	237	162	392	301
-General & Administrative	904	645	1,652	1,416

	1,952	3,529	3,918	5,374

Non-GAAP Operating Income	$2,857	$127	$5,252	$196

% of revenue	14.1%	0.8%	13.6%	0.6%
Reconciliation of GAAP net income from continuing operations to non-GAAP net income from continuing operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net Income (Loss) from Continuing Operations	$530	($3,231)	$1,007	($3,956)

Add:
(a) Non-GAAP adjustment to operating income (loss)	1,952	3,529	3,918	5,374
(b) Income Taxes	492	492	714	567

	2,444	4,021	4,632	5,941

Non-GAAP Net Income	$2,974	$790	$5,639	$1,985

Basic Earnings per Share:
Income from Continuing Operations	$0.16	$0.04	$0.29	$0.09

Diluted Earnings per Share:
Income from Continuing Operations	$0.15	$0.04	$0.28	$0.09

Weighted average shares — Basic	19,089	21,092	19,762	21,078
Weighted average shares — Diluted	19,413	21,823	19,862	21,927
This schedule reconciles the company’s GAAP operating income and GAAP net income from continuing operations to its non-GAAP operating income and non-GAAP net income from continuing operations. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measuers should not be viewed as a substitute for the company’s GAAP results.

(a)	These adjustments reflect the stock based compensation expense, amortization of intangible assets, and restructuring charges

(b)	These adjustments reflect the non-cash income tax expense